CORPORATE CHARTER APPROVAL SHEET

** EXPEDITED SERVICE **        ** KEEP WITH DOCUMENT **

DOCUMENT CODE 17 BUSINESS CODE
D01837590 lose Stock Nonstock
A Religious
Merging /Converting

Surviving/Resulting

New Name

	FEES REMITTED

Base Fee	25	Change of Name
Org & Cap Fee		Change of Principal Office
Expedite Fee	70	Change of Resident Agent
Penalty		Change of Resident Agent Address
State Recordation Tax		Resignation of Resident Agent
State Transfer Tax		Designation of Resident Agent
Certified Copies		and Resident Agent’s Address
Copy Fee	23	Change of Business Code
Certificates
Certificate of Status Fee		Adoption of Assumed Name
Personal Property Filings
NP Fund
Other		Other Change(s)

TOTAL FEES	118

Credit Card Check Cash	Code 063

Documents on Checks	Attention

Mail Names and Address

Approved By 17
Keyed By
COMMENT(S)

VALIC COMPANY I

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT.

FIRST The title of the document being corrected is Articles of Amendment (the “Articles”)

SECOND The party to the Articles is VALIC Company I, a Maryland corporation (the “Corporation”)

THIRD The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on June 4, 2019

FOURTH: Article FIRST of the Articles as previously filed with the SDAT is set forth below:

FIRST The charter of the Corporation (the “Charter”) is hereby amended by redesignating the Global Social Awareness Fund, a series of the Corporation’s common stock, par value $0.01 per share, as the “Internationally Socially Responsible Fund.” Any reference to the Global Social Awareness Fund in the Charter shall be changed to “Internationally Socially Responsible Fund ”

FIFTH Article FIRST of the Articles as corrected hereby is set forth below:

FIRST The charter of the Corporation (the “Charter”) is hereby amended by redesignating the Global Social Awareness Fund, a series of the Corporation’s common stock, par value $0.01 per share, as the “International Socially Responsible Fund ” Any reference to the Global Social Awareness Fund in the Charter shall be changed to “International Socially Responsible Fund ”

SIXTH. The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 1st day of October, 2019

ATTEST		VALIC COMPANY I

By		By
Name	Amber Kopp	Name	Kathleen D Fuentes
Title	Assistant Secretary	Title	Vice President, Chief Legal Officer and Secretary